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                                                                     EXHIBIT 5.1

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                               February 22, 2000


Advanta Bank Corp.
11850 South Election Road
Draper, Utah  84020

     Re:  Advanta Equipment Receivables Limited Liability
          Companies Equipment Receivables Asset-Backed Notes

Ladies and Gentlemen:

     We have acted as counsel for Advanta Bank Corp., a Utah industrial loan corporation, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), filed on December 30, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Equipment Receivables Asset-Backed Notes (the "Notes"). Such Notes will be issued from time to time in series (each, a "Series"), each Series to be issued under a separate indenture (each, an "Indenture") and by a separate limited liability company (each, an "Issuer").

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that when the issuance of each Series of Notes has been duly authorized by all appropriate corporate action and action of the Issuer and when the Notes have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Issuer and the holders of the Notes will be entitled to the benefits of the Indenture, except as enforcement thereof may

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               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


Advanta Bank Corp.
February 22, 2000
Page 2


be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                          Very truly yours,
                                          /s/ Orrick, Herrington & Sutcliffe LLP
                                          ORRICK, HERRINGTON & SUTCLIFFE LLP